Ballantyne Strong, Inc. – Fiscal Year 2020	Page 1 of 9
Third Quarter 2020 Results

Exhibit 99.1

Ballantyne Strong Reports Third Quarter 2020 Operating Results

Charlotte, NC – November 12, 2020 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”) today announced financial results for the third quarter and nine months ended September 30, 2020.

Financial and Operational Highlights

●	Convergent profitability improved with continued growth in recurring revenue

○	Year-over-year segment gross margins increased to 47.9% from 32.4%, segment operating income improved by 169% and segment Adjusted EBITDA grew 88% to $1.7 million

●	Strong Entertainment began to see meaningful signs of recovery as cinema exhibitors and other entertainment operators began reopening worldwide

○	Revenue decreased year over year due to COVID-19 impact on cinema operators

○	Sequential revenue grew 113% from the second quarter 2020 to the third quarter as exhibitors resumed operations

○	Settled business interruption claim, resulting in a gain of $2.7 million

○	Signed multi-year exclusive agreements with Cinemark and Marcus Theatres

●	Completed sale of Strong Outdoor in early August

○	Investment in Firefly increased to $13 million

○	$5.3 million primarily non-cash gain recognized upon divestiture

●	Cash flows from operating activities from continuing operations for the first nine months of 2020 improved to $8.2 million from negative $1.0 million the same period in the prior year

“This was a busy quarter for Ballantyne Strong,” commented Mark Roberson, Chief Executive Officer. “We continued to grow our recurring revenue and profitability at Convergent; began to see a strengthening recovery in Strong Entertainment as operators began reopening worldwide; and we completed the sale of Strong Outdoor, exiting the outdoor advertising business.

“The sale of Strong Outdoor was a significant transaction providing us the flexibility to more fully participate in the upside potential of the Firefly business. We now hold a $13 million investment stake in Firefly and are one of their largest shareholders behind Google Ventures and NFX.

“Our continuing businesses, Convergent and Strong Entertainment, both gained momentum as we progressed through the quarter, and we’re excited to continue building on this progress. Convergent posted a 169% increase in operating profit as compared to the prior year as a result of the growth in DSAAS. While Strong Entertainment was down compared with the prior year due to the impact of COVID-19, we achieved substantial sequential growth compared to the second quarter of 2020. It is encouraging to see customer orders and overall business levels strengthening since operators began reopening their facilities in August. We expect those trends to continue as we progress through the fourth quarter and look ahead to 2021. Furthermore, Strong Entertainment has recently signed new partnerships with leading cinema operators, enhancing our leading position in the industry. We entered a multi-year nationwide managed services agreement with Marcus Theatres, the fourth largest cinema operator in the United States, and in October we signed a five-year exclusive worldwide screen supply agreement with Cinemark Theatres, the third largest exhibitor in the United States.”

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 2 of 9

Third Quarter 2020 Financial Review - (comparison of continuing operations to prior year quarter)

●	Revenue decreased 36.3% to $9.9 million from $15.6 million. The decrease was primarily due to the impact of COVID-19 on customer demand for screen products and technical services at Strong Entertainment. At Convergent, growth in services revenue was offset by the effect of large non-recurring installation projects in the prior year period.

●	Gross profit decreased 37.6% to $3.2 million from $5.2 million for the quarter and gross profit margins decreased to 32.8% as compared to 33.4%. Gross profit decreased as cost reduction actions and the expansion of margins at Convergent were offset by the impact of COVID-19 on business at Strong Entertainment.

●	Net income from continuing operations was $1.0 million, or $0.07 per basic and diluted share, in the third quarter of 2020, compared to a net loss from continuing operations of $1.7 million, or ($0.11) per basic and diluted share, in the third quarter of 2019. Net income includes a gain of $2.7 million from the settlement of the business interruption insurance claim in the third quarter of 2020.

●	Adjusted EBITDA was $0.8 million compared to $1.3 million in the prior year. Growth in Adjusted EBITDA at Convergent and reductions in corporate overhead were offset by lower contribution from Strong Entertainment due to COVID-19.

Conference Call

A conference call to discuss the 2020 third-quarter financial results will be held on Thursday, November 12, 2020 at 5:00 pm Eastern Time. Investors and analysts are invited to access the conference call by dialing 855-327-6837 (domestic) or 631-891-4304 (international) and providing the operator with conference ID number: 10011742. Please dial in at least five minutes before the start of the call to register. A replay will be available approximately three hours after the conclusion of the conference call until Saturday, December 12, 2020 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 10011742.

The Company’s financial results and an accompanying slide presentation will also be available on the Investor Relations page of the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 3 of 9

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about November 12, 2020, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong (www.ballantynestrong.com) and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the entertainment and retail markets.

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 4 of 9

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition, the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, challenges associated with the Company’s long sales cycles, the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic), economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic), the adequacy of insurance, the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,026	$4,951
Restricted cash	352	351
Accounts receivable (net of allowance for doubtful accounts of $783 and $1,291, respectively)	6,115	12,898
Inventories, net	2,816	2,879
Current assets of discontinued operations	-	320
Other current assets	1,735	1,624
Total current assets	18,044	23,023
Property, plant and equipment (net of accumulated depreciation of $11,363 and $10,030, respectively)	9,028	10,069
Operating lease right-of-use assets	4,705	5,581
Finance lease right-of-use assets	2,465	2,563
Investments	22,006	13,311
Intangible assets, net	1,214	1,534
Goodwill	895	919
Long-term assets of discontinued operations	-	585
Other assets	31	48
Total assets	$58,388	$57,633

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,448	$2,969
Accrued expenses	3,464	4,416
Short-term debt	2,972	3,080
Current portion of long-term debt	1,055	998
Current portion of operating lease obligations	743	846
Current portion of finance lease obligations	1,820	1,586
Deferred revenue and customer deposits	4,198	2,706
Current liabilities of discontinued operations	-	704
Total current liabilities	17,700	17,305
Long-term debt, net of current portion and debt issuance costs	2,617	3,019
Operating lease obligations, net of current portion	4,107	4,662
Finance lease obligations, net of current portion	3,111	3,988
Deferred income taxes	3,053	2,649
Long-term liabilities of discontinued operations	-	147
Other long-term liabilities	120	154
Total liabilities	30,708	31,924
Commitments, contingencies and concentrations

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,584 and 17,410 shares at September 30, 2020 and December 31, 2019, respectively; outstanding 14,790 and 14,616 shares at September 30, 2020 and December 31, 2019, respectively	176	174
Additional paid-in capital	43,311	42,589
Retained earnings	7,472	6,001
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,693)	(4,469)
Total stockholders’ equity	27,680	25,709
Total liabilities and stockholders’ equity	$58,388	$57,633

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net product sales	$4,460	$9,192	$13,095	$20,840
Net service revenues	5,447	6,358	15,393	21,057
Total net revenues	9,907	15,550	28,488	41,897
Cost of products sold	3,564	5,603	10,119	17,526
Cost of services	3,096	4,746	9,520	11,435
Total cost of revenues	6,660	10,349	19,639	28,961
Gross profit	3,247	5,201	8,849	12,936
Selling and administrative expenses:
Selling	678	956	2,234	2,986
Administrative	2,914	4,055	10,119	11,709
Total selling and administrative expenses	3,592	5,011	12,353	14,695
Loss on disposal of assets	(18)	(3)	(18)	(67)
(Loss) income from operations	(363)	187	(3,522)	(1,826)
Other income (expense):
Interest income	-	1	-	3
Interest expense	(254)	(263)	(794)	(568)
Fair value adjustment to notes receivable	-	(845)	-	(2,153)
Foreign currency transaction (loss) gain	(173)	66	12	(154)
Other income, net	2,749	416	2,873	650
Total other income (expense)	2,322	(625)	2,091	(2,222)
Income (loss) from continuing operations before income taxes and equity method investment loss	1,959	(438)	(1,431)	(4,048)
Income tax expense	(526)	(731)	(1,022)	(1,295)
Equity method investment loss	(460)	(496)	(580)	(1,223)
Net income (loss) from continuing operations	973	(1,665)	(3,033)	(6,566)
Net income (loss) from discontinued operations	4,673	(123)	4,504	(2,790)
Net income (loss)	$5,646	$(1,788)	$1,471	$(9,356)

Basic net income (loss) per share
Continuing operations	$0.07	$(0.11)	$(0.21)	$(0.46)
Discontinued operations	0.31	(0.01)	0.31	(0.19)
Basic net income (loss) per share	$0.38	$(0.12)	$0.10	$(0.65)

Diluted net income (loss) per share
Continuing operations	$0.07	$(0.11)	$(0.21)	$(0.46)
Discontinued operations	0.31	(0.01)	0.31	(0.19)
Diluted net income (loss) per share	$0.38	$(0.12)	$0.10	$(0.65)

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 7 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss from continuing operations	$(3,033)	$(6,566)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Provision for (recovery of) doubtful accounts	397	(509)
Provision for obsolete inventory	41	245
Provision for warranty	14	24
Depreciation and amortization	2,634	2,214
Amortization and accretion of operating leases	814	788
Fair value adjustment to notes receivable	-	2,153
Equity method investment loss	580	1,223
Loss on disposal of assets	-	67
Gain on business interruption claim settlement	(789)	-
Gain on Firefly transaction (Note 3)	-	-
Deferred income taxes	72	(129)
Stock-based compensation expense	724	798
Changes in operating assets and liabilities:
Accounts receivable	4,793	776
Inventories	(28)	(96)
Current income taxes	269	229
Other assets	35	(130)
Accounts payable and accrued expenses	1,024	(2,000)
Deferred revenue and customer deposits	1,469	797
Operating lease obligations	(857)	(875)
Net cash provided by (used in) operating activities from continuing operations	8,159	(991)
Net cash provided by operating activities from discontinued operations	598	1,407
Net cash provided by operating activities	8,757	416

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	$-	$121
Investment in Firefly Systems, Inc.	(4,000)	-
Capital expenditures	(729)	(1,717)
Net cash used in investing activities from continuing operations	(4,729)	(1,596)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	237
Principal payments on short-term debt	(450)	(323)
Principal payments on long-term debt	(427)	(725)
Proceeds from borrowing under credit facility	5,040	-
Repayments of borrowings under credit facility	(5,040)	-
Proceeds from Paycheck Protection Program Loan	3,174	-
Repayment of Paycheck Protection Program Loan	(3,174)	-
Payments on capital lease obligations	(1,195)	(420)
Net cash used in financing activities from continuing operations	(2,072)	(1,231)
Effect of exchange rate changes on cash and cash equivalents	120	46
Net increase (decrease) in cash and cash equivalents and restricted cash from continuing operations	1,478	(3,772)
Net increase in cash and cash equivalents and restricted cash from discontinued operations	598	1,407
Net increase (decrease) in cash and cash equivalents and restricted cash	2,076	(2,365)
Cash and cash equivalents and restricted cash at beginning of period	5,302	7,048
Cash and cash equivalents and restricted cash at end of period	$7,378	$4,683

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 8 of 9

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Strong Entertainment
Revenue	$5,260	$10,928	$15,041	$26,405
Gross profit	889	3,669	2,769	8,621
Operating (loss) income	(79)	2,230	(894)	4,646
Adjusted EBITDA	133	2,444	(137)	5,367

Convergent
Revenue	$4,346	$4,532	$12,954	$15,204
Gross profit	2,083	1,469	5,668	4,622
Operating income	1,059	394	2,508	1,467
Adjusted EBITDA	1,672	890	4,332	2,859

Corporate and Other
Revenue	$301	$90	$493	$288
Gross profit	275	63	412	(307)
Operating loss	(1,343)	(2,437)	(5,136)	(7,939)
Adjusted EBITDA	(1,013)	(2,030)	(4,217)	(6,957)

Consolidated
Revenue	$9,907	$15,550	$28,488	$41,897
Gross profit	3,247	5,201	8,849	12,936
Operating (loss) income	(363)	187	(3,522)	(1,826)
Adjusted EBITDA	792	1,304	(22)	1,269

Ballantyne Strong, Inc. – Fiscal Year 2020 Third Quarter 2020 Results	Page 9 of 9

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2020					2019
	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$1,939	$1,000	$(1,966)	$4,673	$5,646	$1,265	$386	$(3,316)	$(123)	$(1,788)
Net income (loss) from discontinued operations	-	-	-	(4,673)	(4,673)	-	-	-	123	123
Net income (loss) from continuing operations	1,939	1,000	(1,966)	-	973	1,265	386	(3,316)	-	(1,665)
Interest expense, net	24	146	84	-	254	35	120	107	-	262
Income tax expense (benefit)	488	(88)	126	-	526	827	(96)	-	-	731
Depreciation and amortization	226	613	46	-	885	226	492	54	-	772
EBITDA	2,677	1,671	(1,710)	-	2,638	2,353	902	(3,155)	-	100
Stock-based compensation expense	-	-	239	-	239	-	-	334	-	334
Fair value adjustment to notes receivable	-	-	-	-	-	845	-	-	-	845
Equity method investment loss (income)	20	-	440	-	460	(287)	-	783	-	496
Loss on disposal of assets and impairment charges	-	-	18	-	18	3	-	-	-	3
Foreign currency transaction loss (gain)	172	1	-	-	173	(50)	(16)	-	-	(66)
Gain on property and casualty insurance recoveries	(2,736)	-	-	-	(2,736)	(420)	-	-	-	(420)
Severance and other	-	-	-	-	-	-	4	8	-	12
Adjusted EBITDA	$133	$1,672	$(1,013)	$-	$792	$2,444	$890	$(2,030)	$-	$1,304

	Nine Months Ended September 30,
	2020					2019
	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$918	$2,018	$(5,969)	$4,504	$1,471	$1,120	$1,085	$(8,771)	$(2,790)	$(9,356)
Net income (loss) from discontinued operations	-	-	-	(4,504)	(4,504)	-	-	-	2,790	2,790
Net income (loss) from continuing operations	918	2,018	(5,969)	-	(3,033)	1,120	1,085	(8,771)	-	(6,566)
Interest expense, net	90	429	275	-	794	105	322	138	-	565
Income tax expense	853	26	143	-	1,022	1,137	72	86	-	1,295
Depreciation and amortization	688	1,804	142	-	2,634	665	1,387	162	-	2,214
EBITDA	2,549	4,277	(5,409)	-	1,417	3,027	2,866	(8,385)	-	(2,492)
Stock-based compensation expense	-	-	724	-	724	-	-	798	-	798
Fair value adjustment to notes receivable	-	-	-	-	-	2,153	-	-	-	2,153
Equity method investment loss (income)	137	-	443	-	580	601	-	622	-	1,223
Loss on disposal of assets and impairment charges	-	-	18	-	18	66	1	-	-	67
Foreign currency transaction (gain) loss	(51)	39	-	-	(12)	166	(12)	-	-	154
Gain on property and casualty insurance recoveries	(2,850)	-	-	-	(2,850)	(646)	-	-	-	(646)
Severance and other	78	16	7	-	101	-	4	8	-	12
Adjusted EBITDA	$(137)	$4,332	$(4,217)	$-	$(22)	$5,367	$2,859	$(6,957)	$-	$1,269